Exhibit (k)(5)

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of August 8, 2016, is by and between Eagle Point Credit Company Inc., a Delaware corporation (the “Company”), and the several persons listed on Schedule A hereto (each, a “Buyer”), acting through Thomas J. Herzfeld Advisors, Inc. (“Herzfeld”), acting not in its individual capacity but as each Buyer’s agent and investment adviser with discretionary authority over investment decisions.

WITNESSETH:

WHEREAS, the Company proposes to issue and sell to each Buyer listed on Schedule A hereto $10,000,000 aggregate principal amount of the Company’s 7.00% notes due 2020 (the “Notes”) in a reopening of the existing such series of notes pursuant to a prospectus supplement, dated August 8, 2016, and a prospectus, dated November 25, 2015 (collectively, the “Prospectus”); and

WHEREAS, the Notes will be issued under an indenture as supplemented by a first supplemental indenture, each dated as of December 4, 2015 (collectively, the “Indenture”), between the Company and American Stock & Trust Company, LLC, trustee (the “Trustee”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Issuance, Sale and Purchase of Notes; Closing. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Buyer, and such Buyer shall purchase from the Company, the aggregate principal amount of Notes set forth opposite the Buyer’s name on Schedule A hereto at $24.95 per Note (the “Purchase Price”). Each Buyer shall make payment of the Purchase Price for the Notes set forth opposite its name on Schedule A to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Notes for the account of such Buyer at 12:00 P.M. (New York City time), on August 10, 2016, or at such other time on the same or such other date as shall be agreed by the Company and such Buyer. The time and date of such payment are herein referred to as the “Closing Date.” The Notes purchased by each Buyer shall be registered in such names and in such denominations as such Buyer shall request in writing not later than one full business day prior to the Closing Date, and the Notes shall be delivered to such Buyer through the facilities of The Depository Trust Company on the Closing Date for the account of such Buyer.

Section 2.          Representations and Warranties of the Buyer. Each Buyer severally represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

2.1           Organization; Authority. The Buyer is a legally competent individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, shall constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Buyer’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether enforcement is considered in a proceeding in equity or at law.

2.2           Investment Purpose. The Notes are being acquired by the Buyer for the Buyer’s own account for investment purposes only and not with a view to resale or distribution.

2.3           No General Solicitation. The Buyer was offered the Notes through private negotiations, not through any general solicitation or general advertising.

2.4           Knowledge and Experience; Information. The Buyer (a) either alone or together with its representatives (including Herzfeld) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Notes, including, without limitation, the risks associated with the industry in which the Company operates, (d) has had the opportunity to review the Prospectus, the Company’s Annual Report for the fiscal year ended December 31, 2015 and the unaudited financial statements of the Company for the quarter ended March 31, 2016 and such other disclosure regarding the Company, its business, its financial condition and its prospects as the Buyer has determined to be necessary in connection with the purchase of the Notes, and (e) has had an opportunity to ask such questions and make such inquiries concerning the Company, its business, its financial condition and its prospects as the Buyer has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

2.5           No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Buyer is a party. The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

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2.6           Non-Public Information. The Buyer is purchasing the Notes “on the basis of” (as defined in Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) information provided in the Prospectus, the Company’s Annual Report for the fiscal year ended December 31, 2015 and the unaudited financial statements of the Company for the quarter ended March 31, 2016 and such other disclosure regarding the Company, its business, its financial condition and its prospects as the Buyer has determined to be necessary in connection with the purchase of the Notes, each of which document is publicly available on the EDGAR database of the U.S. Securities and Exchange Commission (the “Commission”). The Buyer is not purchasing the Notes “on the basis of” any material, non-public information about the Notes or the Company.

Section 3.          Representations and Warranties of the Company. The Company represents and warrants to each Buyer, as of the date hereof and as of the Closing Date, as follows:

3.1           Authorization of Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Company. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether enforcement is considered in a proceeding in equity or at law.

3.2           Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company. Assuming the due and valid authorization, execution and delivery by the Trustee, the Indenture represents a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.3           Authorization of the Notes. The Notes have been duly authorized and, when executed and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided herein, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

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3.4           Registration Statement. A Registration Statement on Form N-2 (File Nos. 333-205540 and 811-22974) relating to the Notes (the “Registration Statement”) has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto or to the use of the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

3.5           No General Solicitation. No general solicitation or general advertising was used or employed in connection with the transactions contemplated by this Agreement.

Section 4.          Indemnification. The Company shall indemnify, defend and hold harmless each Buyer (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of any material inaccuracy in, or any material breach of, the representations or warranties of the Company and the agreements made by the Company in this Agreement. Each Buyer shall, severally and not jointly, indemnify, defend and hold harmless the Company (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of any material inaccuracy in, or any material breach of, the representations or warranties of such Buyer and the agreements made by such Buyer in this Agreement.

Section 5.          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such address as that party may specify by notice to the other party.

Section 6.          Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns.

Section 7.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 9.          Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

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Section 10.        Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

Section 11.        Further Assurances. Each of the Company and each Buyer hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

Section 12.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 13.        Confidentiality. Each of the parties hereto agrees that the names of the Buyers, as listed on Schedule A (the “Confidential Information”), shall not be disclosed by either party hereto (or its representatives) to any third party, or circulated or referred to publicly without the prior written consent of the other party hereto; provided that nothing in this Agreement shall obligate either party to refrain from disclosure of Confidential Information hereunder to the extent such disclosure is required by law, regulation or judicial process or at the request of a regulatory authority having jurisdiction over such disclosing party. In the event that any Confidential Information is required to be disclosed by law, including, without limitation, pursuant to the terms of a subpoena or similar document or in connection with litigation or other legal proceedings, the receiving party of such information hereby agrees, to the extent permitted by applicable law or regulation, to notify the disclosing party promptly of the existence, terms and circumstances surrounding such request. To the extent permitted by applicable law or regulation, the receiving party shall allow the disclosing party, in its sole discretion and at its sole expense, to contest the disclosure of Confidential Information on the disclosing party’s behalf, and the receiving party shall reasonably cooperate with the disclosing party in such efforts to contest such disclosure at the disclosing party’s expense.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

EAGLE POINT CREDIT COMPANY INC.

By:	/s/ Kenneth P. Onorio
Name:	Kenneth P. Onorio
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Securities Purchase Agreement]

each buyer listed in schedule a hereto and made a party hereof, severally and NOT jointly, acting through its agent, thomas j. herzfeld advisors, inc.

BY: THOMAS J. HERZFELD ADVISORS, INC., as its agent and investment adviser

By:	/s/ Erik Herzfeld
Name:	Erik Herzfeld
Title:	President

[Signature Page to Securities Purchase Agreement]

Schedule A